Exhibit 99.1
NXSTAGE® REPORTS RECORD REVENUE FOR THE FIRST QUARTER OF FISCAL 2011
Highlights:
•	Total Revenue Increases 25% to $50.6 million

•	Home Revenue Increases 37% to $26.0 million

•	Gross Margin Improves to 36% up from 29% in Q1’10
LAWRENCE, Mass., May 4, 2011 — NxStage Medical, Inc. (Nasdaq: NXTM), a leading manufacturer of innovative dialysis products, today reported financial results for the first quarter of 2011 ended March 31, 2011, with total revenue above the top end of its guidance range.
Net revenue for first quarter of 2011 increased 25 percent to a record $50.6 million compared with revenue of $40.4 million for the first quarter of 2010. The increase was primarily driven by continued strong growth in the Home as a result of increased adoption of home hemodialysis with the NxStage System One™, and solid performance in Critical Care and In-Center.
Home revenue for the first quarter increased 37 percent to a record $26.0 million compared with revenues of $19.0 million for the first quarter of 2010.
Critical Care revenue increased 23 percent to $7.4 million for the first quarter of 2011 compared with revenues of $6.1 million for the first quarter of 2010. Revenue in the In-Center market increased to $17.1 million for the first quarter of 2011 compared with revenues of $15.3 million for the first quarter of 2010.
“In Q1, we continued our trend of delivering solid operating and financial results, and top line revenue ahead of our expectations,” stated Jeffrey H. Burbank, Chief Executive Officer of NxStage Medical, Inc. “We continue to be encouraged by evidence that our strategy to increase adoption of home hemodialysis with the System One continues to gain traction. We’re focused on maintaining our growth momentum across our business while continuing to execute against our long-term growth strategy, which includes creating appropriate reimbursement for home hemodialysis that is both simple and predictable. We believe we are well positioned to deliver continued improvements and are maintaining our outlook for fiscal 2011.”
NxStage reported a net loss of $6.0 million or ($0.11) per share for the first quarter of 2011 compared with a net loss of $9.0 million or ($0.19) per share for the first quarter of 2010.
For the first quarter of 2011, the Company reported Adjusted EBITDA, adjusted for stock-based compensation, deferred revenue recognized and other non-cash expenses, of $1.1 million, compared with an Adjusted EBITDA loss of $1.3 million in the first quarter of 2010. (See the exhibits for a reconciliation of this non-GAAP measure.)
Guidance:

For the second quarter of 2011, the Company is forecasting revenues to be between $50.0 million and $51.5 million, a net loss in the range of $6.0 to $5.0 million or ($0.11) to ($0.09) per share, and Adjusted EBITDA in the range of $0.5 to $1.5 million.
This release contains a non-GAAP financial measure. A reconciliation of the Company’s non-GAAP financial measure to its most comparable GAAP financial measure is in the exhibits to this press release.
Conference Call:
NxStage will also host a conference call today, May 4, 2011, at 9:00 a.m. Eastern Time to discuss its first quarter financial results. To listen to the conference call, please dial 800-510-0178 (domestic) or 617-614-3450 (international). The passcode is 58429978. The call will also be webcast LIVE and can be accessed via the investor relations section of the Company’s website at www.nxstage.com/ir.cfm
A replay of the conference call will be available 2 hours after the conclusion of the call through May 11, 2011. To access the replay dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter passcode 63417748. An online archive of the conference call can be accessed via the investor relations section of the Company’s website at www.nxstage.com/ir.cfm
About NxStage
NxStage Medical, Inc. (Nasdaq: NXTM) is a medical device company, headquartered in Lawrence, Massachusetts, USA, that develops, manufactures and markets innovative products for the treatment of ESRD and acute kidney failure. For more information on NxStage and its products, please visit the company’s website at www.nxstage.com.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Examples of these forward-looking statements include statements as to the anticipated growth and opportunities in the Home, Critical Care and In-Center markets, anticipated operating results, including revenue, loss, gross margin and Adjusted EBITDA numbers, and other expectations as to future operating results. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond NxStage’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements, including market acceptance and demand for NxStage’s products, growth in home and/or daily hemodialysis, unanticipated difficulties in achieving operational efficiencies and cost reductions, changes in reimbursement for home and daily hemodialysis, changes in the regulatory environment, changes in the historical purchasing patterns and preferences of our major customers, including DaVita Inc. and Fresenius Medical Care, and certain other factors that may affect future operating results and which are detailed in NxStage’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the period ended December 31, 2010.
In addition, the statements in this press release represent NxStage’s expectations and beliefs as of the date of this press release. NxStage anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while NxStage may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing NxStage’s expectations or beliefs as of any date subsequent to the date of this press release.
Contact:
Kristen K. Sheppard, Esq.
VP, Investor Relations
ksheppard@nxstage.com
Non-GAAP Financial Measure
The Company discloses a certain non-GAAP financial measure to supplement the Company’s consolidated financial statements presented on a GAAP basis. This non-GAAP measure is not in accordance with, or an alternative for, generally accepted accounting principles in the United States and may be different from similar non-GAAP financial measures used by other companies. The non-GAAP financial measure disclosed by the Company is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Management uses Adjusted EBITDA (EBITDA adjusted for stock based-compensation, deferred revenue recognized, and other non-cash expenses) to understand cash generated from or used in operations. The Company believes the non-GAAP financial measure provides useful and supplementary information allowing investors greater transparency to one measure used by management. The non-GAAP financial measure is meant to supplement, and to be viewed in conjunction with, GAAP financial measures. The non-GAAP financial measure is reconciled to the most comparable GAAP financial measure below.

NxStage Medical, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2011	2010

Revenues	$50,564	$40,408
Cost of revenues	32,531	28,595

Gross profit	18,033	11,813

Operating expenses:
Selling and marketing	9,210	8,017
Research and development	3,717	3,035
Distribution	4,158	3,411
General and administrative	5,582	4,938

Total operating expenses	22,667	19,401

Loss from operations	(4,634)	(7,588)

Other expense:
Interest expense	(1,157)	(1,108)
Other expense, net	(26)	(117)

	(1,183)	(1,225)

Net loss before income taxes	(5,817)	(8,813)

Provision for income taxes	193	186

Net loss	$(6,010)	$(8,999)

Net loss per share, basic and diluted	$(0.11)	$(0.19)

Weighted-average shares outstanding, basic and diluted	53,423	46,971

NxStage Medical, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	March 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$99,930	$104,339
Accounts receivable, net	14,796	14,107
Inventory	36,709	34,950
Prepaid expenses and other current assets	2,355	2,084

Total current assets	153,790	155,480

Property and equipment, net	11,382	8,290
Field equipment, net	13,710	13,660
Deferred cost of revenues	40,339	40,081
Intangible assets, net	24,712	25,412
Goodwill	42,698	42,698
Other assets	564	473

Total assets	$287,195	$286,094

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,037	$16,811
Accrued expenses	12,902	19,537
Current portion of long-term debt	31	43

Total current liabilities	33,970	36,391

Deferred revenues	55,967	55,366
Long-term debt	41,127	40,454
Other long-term liabilities	4,985	1,754

Total liabilities	136,049	133,965

Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock: par value $0.001, 5,000,000 shares authorized; no shares issued and outstanding as of March 31, 2011 and December 31, 2010	—	—
Common stock: par value $0.001, 100,000,000 shares authorized; 54,678,198 and 54,043,317 shares issued as of March 31, 2011 and December 31, 2010, respecitvely	54	53
Additional paid-in capital	473,117	465,642
Accumulated deficit	(314,436)	(308,426)
Accumulated other comprehensive income	314	85
Treasury stock, at cost: 447,929 and 325,104 shares as of March 31, 2011 and December 31, 2010, respectively	(7,903)	(5,225)

Total stockholders’ equity	151,146	152,129

Total liabilities and stockholders’ equity	$287,195	$286,094

NxStage Medical, Inc.
Cash Flows from Operating Activities
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2011	2010
Cash flows from operating activities:
Net loss	$(6,010)	$(8,999)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,690	5,464
Stock-based compensation	3,414	2,892
Other	874	477
Changes in operating assets and liabilities:
Accounts receivable	(667)	(766)
Inventory	(6,671)	(6,654)
Prepaid expenses and other assets	(324)	(556)
Accounts payable	3,985	940
Accrued expenses and other liabilities	(3,887)	2,521
Deferred revenues	602	3,065

Net cash used in operating activities	$(2,994)	$(1,616)

NxStage Medical, Inc.
Revenues by Segment
(in thousands)

	Three Months Ended
	March 31,
	2011	2010
System One segment
Home	$26,045	$19,043
Critical Care	7,438	6,059

Total System One segment	33,483	25,102
In-Center segment	17,081	15,306

Total	$50,564	$40,408

NxStage Medical, Inc.
Non-GAAP Financial Measures
(in millions)
(unaudited)

	Three Months Ended
	March 31,
	2011	2010
Net loss	$(6.0)	$(9.0)
Less: Depreciation, amortization, interest, and taxes	7.1	6.9
Less: Adjusting items*	—	0.8

Adjusted EBITDA gain (loss)	$1.1	$(1.3)

*	Adjusting items include stock-based compensation, deferred revenue recognized and other non-cash expenses

NxStage Medical, Inc.
Non-GAAP Financial Guidance
(amounts in millions)

	Three Months Ended
	June 30, 2011
	High	Low
	Estimate	Estimate
Net loss	$(5.0)	$(6.0)
Less: Depreciation, amortization, interest, and taxes	7.0	7.0
Less: Adjusting items*	(0.5)	(0.5)

Adjusted EBITDA gain	$1.5	$0.5

*	Adjusting items include stock-based compensation, deferred revenue recognized and other non-cash expenses